UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, the Compensation Committee of the Board of Directors of Five Prime Therapeutics, Inc. (“FivePrime”) approved the grant of a restricted stock award (the “Award”) to Lewis T. Williams, M.D., Ph.D., FivePrime’s President and Chief Executive Officer, under FivePrime’s 2013 Omnibus Incentive Plan (the “Plan”). The Award consists of 50,000 shares of restricted stock, half of which will vest on September 1, 2016 and the remaining half of which will vest on March 1, 2017, provided that Dr. Williams continues to be employed by FivePrime or serve as a member of the Board of Directors of FivePrime through each such date. The preceding summary is qualified in its entirety by reference to the Form of Restricted Stock Agreement under the Plan, filed with the Securities and Exchange Commission on January 22, 2014 as Exhibit 10.9 to FivePrime’s Registration Statement on Form S-1 (File No. 333-193491).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	Five Prime Therapeutics, Inc.

	By:	/s/ Francis Sarena
Francis Sarena
Executive Vice President, General Counsel and Secretary